Exhibit 99.1

RISK FACTORS

Risks Relating to the Proposed Transaction

There can be no assurance that the Transaction will be completed or that we will realize the expected benefits of the Transaction.

The Company’s ability to complete the acquisition of all the issued and outstanding stock of Dolphin TopCo, Inc. (the “Acquired Entity”), the holding company of AssuredPartners, Inc. (“AssuredPartners,” and such acquisition, the “Transaction”), may also be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. Although we currently anticipate that the Transaction, should it occur, will be accretive to earnings per share (on an as adjusted earnings basis for the impact of synergies and one-time transaction related and integration costs and other items that is not pursuant to U.S. GAAP) from and after its closing, this expectation is based on assumptions about our business, the operations to be acquired and preliminary estimates, which may change materially. As a result, should the Transaction occur, certain other amounts to be paid in connection with the Transaction may cause dilution to our earnings per share or decrease or delay the expected accretive effect of the Transaction and cause a decrease in the market price of our common stock. In addition, a change in one or more of these assumptions may result in a change in future earnings, which could be material.

We may encounter integration challenges and the Transaction may not perform as expected.

We can provide no assurance that we will be able to successfully integrate the operations acquired in the Transaction or achieve expected cost savings or synergies from such integration, that the acquired operations will perform as expected or that we will not incur unforeseen obligations or liabilities. It is possible that our experience in running the operations acquired in the Transaction will require us to adjust our expectations regarding the impact of the acquisition on our operating results. In addition, integration efforts are anticipated to be complex and may divert management attention and resources, which could adversely affect our operating results.

While we have secured some financing in connection with the Transaction, there can be no assurance that we will be able to secure the remaining financing on acceptable terms, at favorable pricing, in a timely manner or at all.

We expect to finance the Transaction using the net proceeds of certain securities offerings, available cash and available borrowings under our credit agreement dated June 22, 2023, as amended, and other borrowings. The completion of the Transaction is not conditioned on our ability to obtain financing. If our ability to raise funds through the capital markets is impacted for any reason, including, but not limited to, economic, market or geopolitical volatility, we may be unable to complete our debt offering on acceptable terms, at favorable pricing, in a timely manner, or at all. Additionally, the cost of financing the Transaction could be more expensive than expected. If we are unable to obtain such remaining financing as anticipated, we may be compelled to specifically perform our obligations to complete the Transaction or could otherwise be subject to claims under the stock purchase agreement relating to the Transaction, each of which could have a material adverse effect on the Company.

The unaudited pro forma condensed combined financial information is based on assumptions and is subject to change based on various factors.

We and the Acquired Entity have no prior history as a combined company and our assets and operations have not been managed on a combined basis. As a result, our unaudited pro forma condensed combined financial information, which was prepared in accordance with Article 11 of Regulation S-X, and historical financial statements of our and the Acquired Entity’s businesses were presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have actually occurred had the Transaction and related financings been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company if the Transaction and related financings are consummated.

Our unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, or revenue enhancements that the combined company may achieve as a result of the Transaction, nor does it reflect the costs to integrate the operations of the Company or the costs necessary to achieve any cost savings, operating synergies, and revenue enhancements. Our unaudited pro forma condensed combined financial information is based in part on certain assumptions regarding the Transaction and the related financings. We believe the assumptions underlying such unaudited pro forma condensed combined financial information are reasonable under the circumstances, however, such assumptions and estimates are preliminary and may not prove to be accurate over time. In addition, if and to the extent there are any changes in market conditions affecting the financings, then the pro forma condensed combined financial information and the future operating results or financial position of the combined company may be impacted, and such impact may be material. We have no obligation to update the pro forma condensed financial information for any subsequent event and may not do so.

As a result, investors should not place any undue reliance on our unaudited pro forma financial information, and our actual results following the completion of the Transaction and related financings may differ from those that are anticipated.

Certain financial information related to the Acquired Entity is derived from financial statements that are not publicly available and include certain non-GAAP measures and investors are cautioned not to place undue reliance on such information.

AssuredPartners is the operating subsidiary of the Acquired Entity. The Acquired Entity’s financial information for the twelve months ended September 30, 2024 is partially derived from AssuredPartners’ standalone financial statements. The AssuredPartners standalone financial statements are substantially similar to the consolidated financial statements of the Acquired Entity except for certain differences as a result of ordinary course differences of presentation of certain line items and transactions involving the Acquired Entity. In addition, the Company’s management applied certain adjustments to the Acquired Entity’s financial information to calculate the Acquired Entity’s pro forma Adjusted EBITDAC, including non-recurring legal, transaction-related, technology and acquisition-related compensation expense. These adjustments are substantially similar to the adjustments management makes when calculating the Company’s non-GAAP measures and assisted management in its assessment of the acquisition of the Acquired Entity. These non-GAAP measures should not be considered substitutes for any performance metric determined in accordance with GAAP. Investors are cautioned not to place undue reliance on the AssuredPartners’ financial information or the Acquired Entity’s non-GAAP measures.

We have made certain assumptions relating to the Transaction which may prove to be materially inaccurate.

We have made certain assumptions relating to the Transaction, which assumptions involve significant judgement and may not reflect the full range of uncertainties and unpredictable outcomes inherent in the Transaction and may be materially inaccurate. These assumptions relate to numerous matters, including:

•	our ability to realize the expected benefits of the Transaction;

•	projections of future revenue, EBITDAC and our earnings per share;

•	our ability to maintain, develop and deepen relationships with employees, including key brokers, and customers associated with the Acquired Entity;

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our ability to complete our debt offering, or to generate and maintain needed cash from operations, to complete the Transaction and the impact of any financing on our operating results or financial condition;

•	projections of future expenses and expense allocation relating to the Transaction and the Acquired Entity;

•	unknown or contingent liabilities associated with the Transaction or the Acquired Entity;

•	the amount of goodwill and intangibles that will result from the Transaction;

•	other purchase accounting adjustments that we may record in our financial statements in connection with the Transaction;

•	acquisition and integration costs, including restructuring charges and transaction costs; and

•	other financial and strategic risks of the Transaction.